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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated April 12, 2000, which included a paragraph concerning substantial doubt about the Company's ability to continue as a going concern, on GIANT GROUP, LTD. and subsidiaries consolidated financial statements for the year ended December 31, 1999, included in the Form 10-K, into GIANT GROUP, LTD's, previously filed Registration Statement File No. 33-16848.



ARTHUR ANDERSEN LLP



Los Angeles, California
April 12, 2000